BNY CAPITAL II
                       THE BANK OF NEW YORK COMPANY, INC.
                                 48 WALL STREET
                            NEW YORK, NEW YORK 10286

                                PRICING AGREEMENT

To the Underwriters named in
 Schedule I hereto

c/o Merrill Lynch, Pierce, Fenner & Smith
    Incorporated
    World Financial Center
    North Tower
    New York, New York 10281

    Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

                                                              June 2, 1997

Ladies and Gentlemen:

         BNY Capital II, a statutory business trust formed under the laws of the State of Delaware (the "Designated Trust") and The Bank of New York Company, Inc., a New York corporation (the "Company"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement Standard Provisions (December 1996), a copy of which is attached hereto as Annex II (the "Standard Provisions"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the preferred securities of the Designated Trust specified in Schedule II hereto. The Firm Designated Securities are herein referred to as the "Designated Securities." Each of the provisions of the Standard Provisions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Each reference to the Representative herein and to the Representatives in the provisions of the Standard Provisions so incorporated by reference shall be deemed to refer to you. Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Standard Provisions or the Prospectus Supplement, as the case may be. The Representative designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Standard Provisions and the address of the Representative referred to in such Section 12 are set forth at the end of
Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Standard Provisions incorporated herein by reference, the Designated Trust agrees to issue and sell to


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each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Designated Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Designated Securities set forth opposite the name of such Underwriter in
Schedule I hereto.

         At the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the date of delivery thereof, in form and substance satisfactory to the Representative, to the effect set forth in Annex I hereto. By executing this Pricing Agreement in connection with the offering of Designated Securities, you hereby agree that delivery of such letter shall satisfy the condition set forth in Section 7(g) of the Standard Provisions.

         For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, June 5, 1997 shall be the date for the payment of funds and delivery of securities pursuant to the offering contemplated by and the Prospectus Supplement related to the Designated Securities.

         If the foregoing is in accordance with your understanding, please sign and return to us eleven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Standard Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Designated Trust and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representative as to the authority of the signers thereof.

                                          Very truly yours,

                                          THE BANK OF NEW YORK COMPANY, INC.



                                          By:/s/ Deno D. Papageorge
                                             -------------------------------
                                             Name:
                                             Title:



                                          BNY CAPITAL II

                                          By:  The Bank of New York Company,

                                                  Inc., as Depositor


                                          By:/s/ Deno D. Papageorge
                                             -------------------------------
                                              Name:
                                              Title:




Accepted as of the date hereof:

As Representatives of the Underwriters
Named in Schedule I hereto

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
 INCORPORATED


By:/s/ Vicente Citarella
   ----------------------------------
   Name:  Vicente Citarella
   Title: Associate


MORGAN STANLEY & CO. INCORPORATED


By:/s/ Michael Fusco
   ----------------------------------
    Name:
    Title:

On behalf of each of the Underwriters
named on Schedule I hereto

                                   SCHEDULE I


                                                                Number of
                                                                Designated
                                                                Securities to
Underwriter                                                     be Purchased
-----------                                                     -------------

Merrill Lynch, Pierce, Fenner & Smith
   Incorporated                                                 2,070,000
Morgan Stanley & Co. Incorporated                               2,070,000
A.G. Edwards & Sons, Inc.                                       2,060,000
PaineWebber Incorporated                                        2,060,000
Prudential Securities Incorporated                              2,060,000
Smith Barney Inc.                                               2,060,000
Bear, Stearns & Co. Inc.                                          100,000
Alex. Brown & Sons Incorporated                                   100,000
Cowen & Company                                                   100,000
Dain Bosworth Incorporated                                        100,000
Dillon, Read & Co. Inc.                                           100,000
Donaldson, Lufkin & Jenrette Securities Corporation               100,000
EVEREN Securities, Inc.                                           100,000
The Ohio Company                                                  100,000
Oppenheimer & Co., Inc.                                           100,000
Piper Jaffray Inc.                                                100,000
Raymond James & Associates, Inc.                                  100,000
Tucker Anthony Incorporated                                       100,000
Wheat, First Securities, Inc.                                     100,000
Advest, Inc.                                                       80,000
Robert W. Baird & Co. Incorporated                                 80,000
J.C. Bradford & Co.                                                80,000
Fahnestock & Co. Inc.                                              80,000
First Albany Corporation                                           80,000
Gibraltar Securities Co.                                           80,000
Gruntal & Co., Incorporated                                        80,000
J.J.B. Hilliard, W. L. Lyons, Inc.                                 80,000
Interstate/Johnson Lane Corporation                                80,000
Janney Montgomery Scott Inc.                                       80,000
Josephthal Lyon & Ross Incorporated                                80,000
Kennedy, Cabot & Co.                                               80,000
Legg Mason Wood Walker, Incorporated                               80,000
McDonald & Company Securities, Inc.                                80,000
McGinn, Smith & Co., Inc.                                          80,000
Mesirow Financial, Inc.                                            80,000
Morgan Keegan & Company, Inc.                                      80,000
David A. Noyes & Company                                           80,000
Olde Discount Corporation                                          80,000
Principal Financial Securities, Inc.                               80,000
Rauscher Pierce Refsnes, Inc.                                      80,000

The Robinson-Humphrey Company, Inc.                                80,000

Roney & Co., LLC                                                   80,000
Scott & Stringfellow, Inc.                                         80,000
Stephens Inc.                                                      80,000
Stifel, Nicolaus & Company, Incorporated                           80,000
Stone & Youngberg                                                  80,000
US Clearing Corp.                                                  80,000
Utendahl Capital Partners, L.P.                                    80,000
                                                                   ------

                                                               16,000,000
                                                               ==========


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                                   SCHEDULE II

DESIGNATED TRUST:

         BNY Capital II

TITLE OF DESIGNATED SECURITIES:

         7.80% Trust Preferred Securities, Series C

LIQUIDATION AMOUNT OF THE DESIGNATED SECURITIES

         $25 per Designated Security ($400,000,000 in the aggregate)

AGGREGATE PRINCIPAL AMOUNT:

         Aggregate liquidation amount of Firm Designated
         Securities: $400,000,000

INITIAL OFFERING PRICE TO PUBLIC

         100% of the liquidation amount of the Designated Securities

PURCHASE PRICE BY UNDERWRITERS:

         100% of the liquidation amount of the Designated Securities

UNDERWRITERS' COMPENSATION:

         $.7875 per Designated Security ($12,600,000 in the aggregate)

FORM OF DESIGNATED SHARES:

         Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representative at least twenty-four hours prior to the Time of Delivery at the office of DTC.

ACCOUNT FOR PAYMENT OF PURCHASE PRICE:

         BNY Capital II
         Acct. No. 6301554557 at
          The Bank of New York
         ABA No. 021000018

TRUST AGREEMENT:

         Amended and Restated Trust Agreement dated as of June 5, 1997, between the Company and the Trustees named therein.

GUARANTEE:

         Guarantee Agreement, dated as of June 5, 1997, between Company and Guarantee Trustee.

SUBORDINATED DEBENTURES:

         7.80% Junior Subordinated Debentures, Series C

MATURITY:

         September 1, 2027 (subject to shortening such maturity to a date not earlier than June 1, 2012 and extending such period to a date not later than September 1, 2046)

INTEREST RATE:

         7.80%

INTEREST PAYMENT DATES:

         March 1, June 1, September 1 and December 1

DEFERRAL PERIOD:

         The Company has the right to defer payment of interest on the Designated Securities at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period.

REDEMPTION PROVISIONS:

         Not redeemable prior to September 1, 2002 except upon the occurrence of a Tax Event or a Capital Treatment Event.

         Special Event Redemption. Upon the occurrence of a Tax Event or a Capital Treatment Event, redeemable (in whole but not in part) at a price equal to 100% of the Liquidation Amount of such Series C Trust Preferred Securities plus accumulated and unpaid Distributions to but excluding the date fixed for redemption.

         Optional Redemption. Redeemable after September 1, 2002 (in whole or in part) at a price equal to 100% of the Liquidation Amount of such Series C Trust Preferred Securities plus accumulated and unpaid Distributions to but excluding the date fixed for redemption.

SINKING FUND PROVISIONS:

         No sinking fund provisions.

EXCHANGE FOR DESIGNATED SECURITIES

         The Subordinated Debentures may be delivered in exchange for the Designated Securities as provided in the Prospectus Supplement.

TIME OF DELIVERY:

         9:00 a.m., New York City time, June 5, 1997

CLOSING LOCATION:

         Sullivan & Cromwell
         125 Broad Street
         New York, New York

NAME AND ADDRESS OF REPRESENTATIVES:

         Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
         World Financial Center
         North Tower
         New York, New York 10281

         Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, New York 10036